Exhibit 99.1

Contact:

Robert A. Ramirez, CFO, 305-375-8005 or rramirez@thehackettgroup.com

The Hackett Group Announces Fourth Quarter and Fiscal 2015 Results

•	Q4 2015 pro forma EPS of $0.21, up 24%, and at the top end of guidance
•	Q4 2015 revenue of $66.4 million, up 10% from prior year and exceeding high end of guidance
•	Fiscal 2015 revenue of $260.9 million, up 10% from prior year, pro forma EPS of $0.75 and pro forma EBITDA of $37.1 million, both up 34%
•	Company announces 2016 annual dividend increase of 30% from $0.20 to $0.26 to be paid semi-annually

MIAMI, FL – February 23, 2016 - The Hackett Group, Inc. (NASDAQ: HCKT), a global intellectual property-based strategic consultancy and leading enterprise benchmarking and best practices implementation firm, today announced its financial results for the fourth quarter and fiscal year, which ended on January 1, 2016.

Fourth quarter 2015 revenue was $66.4 million, up 10%, or 12% in constant currency, from prior year. Pro forma diluted earnings per share were $0.21, up 24% when compared to $0.17 for the same period in 2014. Fiscal year 2015 revenue was $260.9 million, up 10% or 13% in constant currency, from fiscal year 2014 revenue of $236.7 million. Fiscal year pro forma diluted earnings per share were $0.75, up 34%, as compared to $0.56 in fiscal year 2014. Pro forma information is provided to enhance the understanding of the Company's financial performance and is reconciled to the Company's GAAP information in the accompanying tables.

GAAP diluted earnings per share were $0.12 for the fourth quarters of 2015 and 2014. GAAP diluted earnings per share in fiscal 2015 was $0.43, as compared to $0.33 in the previous fiscal year. 2015 GAAP quarterly results were unfavorably impacted by non-recurring, non-cash compensation expense relating to performance based Stock Appreciation Rights, issued in 2012.

In its recent meeting, the Company’s Board of Directors authorized an increase in its annual dividend from $0.20 to $0.26, which is to be paid semi-annually. Subsequent to year end, to the Company's Board of Directors also approved to increase the stock repurchase program authorization by an additional $5.0 million.

At the end of the fourth quarter of 2015, the Company’s cash balances were $23.5 million. During the quarter, the Company utilized cash to fully pay down the $9.3 million outstanding balance on its debt facility.

“We had another strong quarter and an outstanding year,” stated Ted A. Fernandez, Chairman & CEO of The Hackett Group, Inc. “For the year, pro forma EPS improved by 34%, which is more impressive when you consider that it was an organic improvement from 2014, which was up 37%. More importantly, this momentum continues into 2016, along with our recently launched “IP as a Service” alliances that could redefine our business model over the next five years.”

Based on the current economic outlook, the Company estimates total revenue for the first quarter of 2016 to be in the range of $66.5 million to $68.5 million, and estimates pro forma diluted earnings per share to be in the range of $0.18 to $0.20.

Other Highlights

Beyond People/Process/Technology – In January, The Hackett Group issued a press release discussing its recommendations that to succeed in today’s digital world, companies must move beyond their deeply entrenched “people/process/technology” frameworks and adopt a fundamentally different model for business transformation, one that is more in sync with the emerging digitally network reality. This was the main message delivered at a recent technology conference by The Hackett Group Chairman & CEO, Ted A. Fernandez.

World-Class IT Research – The Hackett Group issued new World-Class Performance Advantage research findings showing that as IT organizations shift their focus to improving enterprise agility and driving innovation, top performers are finding new ways to drive value. But typical IT organizations face significant challenges in this area, and The Hackett Group’s research recommends organizations to focus on a number of IT strategy areas in order to make the shift towards value-based IT management and improve efficiency and effectiveness.

Oracle Cloud Services Offering – In January, The Hackett Group announced the formation of an Oracle EPM Cloud Practice within its Enterprise Performance Management Practice (EPM). Recognizing Oracle’s leadership position in cloud computing and the market’s increased demand for EPM solutions in the cloud, The Hackett Group is forming a dedicated cloud practice to support Oracle’s growing platform. The Hackett Group is a Platinum member of the Oracle PartnerNetwork.

On Tuesday, February 23, 2016, senior management will discuss fourth quarter results in a conference call at 5:00 P.M. ET. The number for the conference call is (800) 779-3138, [Passcode: Fourth Quarter, Leader: Ted A. Fernandez]. For International callers, please dial (517) 308-9381.

Please dial in at least 5-10 minutes prior to start time. If you are unable to participate on the conference call, a rebroadcast will be available beginning at 8:00 P.M. ET on Tuesday, February 23, 2016 and will run through 5:00 P.M. ET on Tuesday, March 8, 2016. To access the rebroadcast, please dial (866) 361-4938. For International callers, please dial (203) 369-0186.

In addition, The Hackett Group will also be webcasting this conference call live through the StreetEvents.com service. To participate, simply visit http://www.thehackettgroup.com approximately 10 minutes prior to the start of the call and click on the conference call link provided. An online replay of the call will be available after 8:00 P.M. ET on Tuesday, February 23, 2016 and will run through 5:00 P.M. ET on Tuesday, March 8, 2016. To access the replay, visit http://www.thehackettgroup.com or http://www.streetevents.com.

About The Hackett Group

The Hackett Group (NASDAQ: HCKT) is an intellectual property-based strategic consultancy and leading enterprise benchmarking and best practices implementation firm to global companies. Services include business transformation, enterprise performance management, working capital management, and global business services.  The Hackett Group also provides dedicated expertise in business strategy, operations, finance, human capital management, strategic sourcing, procurement, and information technology, including its award-winning Oracle EPM and SAP practices.

The Hackett Group has completed more than 11,000 benchmarking studies with major corporations and government agencies, including 93% of the Dow Jones Industrials, 86% of the Fortune 100, 87% of the DAX 30 and 51% of the FTSE 100. These studies drive its Best Practice Intelligence Center™ which includes the firm's benchmarking metrics, best practices repository, and best practice configuration guides and process flows, which enable The Hackett Group’s clients and partners to achieve world-class performance.

More information on The Hackett Group is available at: www.thehackettgroup.com,  info@thehackettgroup.com, or by calling (770) 225-3600.

# # #

This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and involve known and unknown risks, uncertainties and other factors that may cause The Hackett Group's actual results, performance or achievements to be materially different from the results, performance or achievements expressed or implied by the forward-looking statements. Factors that impact such forward-looking statements include, among others, the ability of our products, services, or offerings mentioned in this release to deliver the desired effect, our ability to effectively integrate acquisitions into our operations, our ability to retain existing business, our ability to attract additional business, our ability to effectively market and sell our product offerings and other services, the timing of projects and the potential for contract cancellations by our customers, changes in expectations regarding the business consulting and information technology industries, our ability to attract and retain skilled employees, possible changes in collections of accounts receivable due to the bankruptcy or financial difficulties of our customers, risks of competition, price and margin trends, foreign currency fluctuations, changes in general economic conditions and interest rates, our ability to obtain debt financing through additional borrowings under an amendment to our existing credit facility as well as other risks detailed in our Company's Annual Report on Form 10-K for the most recent fiscal year filed with the Securities and Exchange Commission. We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Page 4 of 6 - The Hackett Group, Inc. Announces Fourth Quarter Results

The Hackett Group, Inc.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)
	Quarter Ended		Twelve Months Ended
	January 1,	January 2,	January 1,	January 2,
	2016	2015	2016	2015
Revenue:
Revenue before reimbursements ("net revenue")	$60,261	$54,551	$234,581	$213,519
Reimbursements	6,093	5,792	26,359	23,218
Total revenue	66,354	60,343	260,940	236,737

Costs and expenses:
Cost of service:
Personnel costs before reimbursable expenses	35,393	32,316	141,665	131,962
Non-cash stock compensation expense	969	815	4,432	2,719
Acquisition-related non-cash stock compensation expense	250	214	927	837
Acquisition consideration reflected as compensation expense	-	860	-	3,440
Reimbursable expenses	6,093	5,792	26,359	23,218
Total cost of service	42,705	39,997	173,383	162,176

Selling, general and administrative costs	14,907	14,933	58,423	56,240
Non-cash stock compensation expense	550	537	2,344	2,337
SARs-related non-cash compensation expense (2)	1,329	119	2,658	477
Amortization of intangible assets	565	533	2,207	2,212
Acquisition related costs	-	-	-	120
Total selling, general, and administrative expenses	17,351	16,122	65,632	61,386

Bargain purchase gain from acquisition	-	-	-	(3,015)
Restructuring costs	-	-	-	3,604
Total costs and operating expenses	60,056	56,119	239,015	224,151

Income from operations	6,298	4,224	21,925	12,586

Other income (expense):
Interest income	-	2	3	6
Interest expense	(61)	(163)	(412)	(626)

Income from operations before income taxes	6,237	4,063	21,516	11,966
Income tax expense	2,182	521	7,707	2,255
Net income	$4,055	$3,542	$13,809	$9,711

Basic net income per common share:
Income per common share from operations	$0.14	$0.13	$0.47	$0.34
Weighted average common shares outstanding	29,725	28,257	29,620	28,718

Diluted net income per common share:
Income per common share from operations	$0.12	$0.12	$0.43	$0.33
Weighted average common and common equivalent shares outstanding	32,844	29,871	31,968	29,881

Pro forma data (1):
Income from operations before income taxes	$6,237	$4,063	$21,516	$11,966
Bargain purchase gain from acquisition	-	-	-	(3,015)
Non-cash stock compensation expense	1,519	1,352	6,776	5,056
SARs-related non-cash compensation expense (2)	1,329	119	2,658	477
Acquisition-related non-cash stock compensation expense	250	214	927	837
Acquisition-related cash compensation expense	-	860	-	3,440
Acquisition-related costs	-	-	-	120
Restructuring costs	-	-	-	3,604
Amortization of intangible assets	565	533	2,207	2,212
Pro forma income before income taxes	9,900	7,141	34,084	24,697
Pro forma income tax expense	2,970	2,142	10,225	7,847
Pro forma net income	$6,930	$4,999	$23,859	$16,850

Pro forma basic net income per common share	$0.23	$0.18	$0.81	$0.59
Weighted average common shares outstanding	29,725	28,257	29,620	28,718

Pro forma diluted net income per common share	$0.21	$0.17	$0.75	$0.56
Weighted average common and common equivalent shares outstanding	32,844	29,871	31,968	29,881

(1) The Company provides pro forma earnings results (which exclude the amortization of intangible assets, stock compensation expense, restructuring expense, acquisition-related costs and include a normalized tax rate, which is our long term projected cash tax rate) as a complement to results provided in accordance with
Generally Accepted Accounting Principles (GAAP). These non-GAAP results are provided to enhance the overall users' understanding of the Company's current financial performance and its prospects for the future. The Company believes the non-GAAP results provide useful information to both management and investors by excluding certain expenses that it believes are not indicative of its core operating results. The non-GAAP measures are included to provide investors and management with an alternative method for assessing operating results in a manner that is focused on the performance of ongoing operations and to provide a more consistent basis for comparison between quarters. Further, these non-GAAP results are one of the primary indicators management uses for planning and forecasting in future periods. In addition, since the Company has historically reported non-GAAP results to the investment community, it believes the continued
inclusion of non-GAAP results provides consistency in its financial reporting. The presentation of this additional information should not be considered in isolation or as a substitute for results prepared in accordance with GAAP.
(2) In February 2012, the Company issued stock appreciation rights (SARs) to its CEO and COO in exchange for half of their equity incentive compensation for plan years 2012-2015. Half were to vest upon achievement of 50% pro forma EPS growth and half pro forma EBITDA growth from the 2011 base year.
The equity awards related to pro forma EPS were achieved in Q1 2015 and the equity awards related to pro forma EBITDA were achieved in Q1 2016.
The non-recurring, non-cash compensation expense related to the pro forma EBITDA equity awards was recorded in Q3 and Q4 2015.

Page 5 of 6 - The Hackett Group, Inc. Announces Fourth Quarter Results

The Hackett Group, Inc.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)
	January 1,	January 2,
	2016	2015

ASSETS
Current assets:
Cash and cash equivalents	$23,503	$14,608
Accounts receivable and unbilled revenue, net	42,046	37,421
Prepaid expenses and other current assets	1,938	1,839
Total current assets	67,487	53,868

Property and equipment, net	14,102	13,753
Other assets	4,206	6,548
Goodwill, net	74,584	75,429
Total assets	$160,379	$149,598

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$8,300	$7,549
Accrued expenses and other liabilities	41,812	30,901
Total current liabilities	50,112	38,450
Long-term deferred tax liability, net	8,123	3,097
Long-term debt	-	18,263
Total liabilities	58,235	59,810

Shareholders' equity	102,144	89,788
Total liabilities and shareholders' equity	$160,379	$149,598

Page 6 of 6 - The Hackett Group, Inc. Announces Fourth Quarter Results

The Hackett Group, Inc.
SUPPLEMENTAL FINANCIAL DATA
(unaudited)

	Quarter Ended
	January 1,	October 2,	January 2,
	2016	2015	2015
Revenue Breakdown by Group:
(in thousands)
The Hackett Group (3)	$55,584	$58,174	$49,491
ERP Solutions (4)	10,770	9,043	10,852
Total revenue	$66,354	$67,217	$60,343

Revenue Concentration:
(% of total revenue)
Top customer	5%	4%	6%
Top 5 customers	20%	16%	17%
Top 10 customers	29%	27%	26%

Key Metrics and Other Financial Data:

Total Company:
Consultant headcount	842	827	762
Total headcount	1,043	1,027	957
Days sales outstanding (DSO)	58	60	61
Cash provided by operating activities (in thousands)	$16,956	$12,546	$17,565
Depreciation (in thousands)	$656	$651	$626
Amortization (in thousands)	$565	$548	$533

The Hackett Group (in thousands):
The Hackett Group annualized revenue per professional (3)	$366	$396	$342

ERP Solutions:
ERP Solutions consultant utilization rate (4)	69%	75%	72%
ERP Solutions gross billing rate per hour (4)	$129	$132	$135

Shares Repurchased:
Shares purchased (in thousands) (6)	-	-	108
Cost of shares repurchased (in thousands) (6)	$-	$-	$657
Average price per share of shares purchased (6)	$-	$-	$6.08
Remaining Plan authorization (in thousands) (7)	$2,309	$2,309	$3,665

(3) The Hackett Group encompasses the Benchmarking, Business Transformation and Executive Advisory groups, and EPM Groups.
(4) ERP Solutions encompasses Best Practice Implementation of ERP Software, the SAP group, approximately 40% of which are offshore resources.
(5) Certain reclassifications have been made to conform with current reporting requirements.
(6) Shares repurchased exclude shares bought back to satisfy employee net vesting obligations of 17 thousand shares for $240 thousand; 5 thousand shares for
$65 thousand; and 11 thousand shares for $68 thousand, for the quarters ended January 1, 2016, October 2, 2015 and January 2, 2015, respectively.
(7) Subsequent to January 1, 2016, the Company's Board approved to increase the stock repurchase authorization by an additional $5.0 million.